SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

CNL HOSPITALITY PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.	Other Events and Required FD Disclosure.

        Reference is made to the press release dated October 16, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

Exhibit No. 99.1 Press Release dated October 16, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2003	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated October 16, 2003.

Exhibit 99.1

Hospitality Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407)650-1000 (800)522-3863 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release October 16, 2003

CNL Hospitality Properties, Inc. Elects Robert E. Parsons, Jr.
to Board of Directors

ORLANDO, FL – CNL Hospitality Properties, Inc., a leading hotel real estate investment trust (REIT), today announced that it has elected Robert E. Parsons, Jr. to its Board of Directors. Mr. Parsons will also serve on the Audit Committee of the Board of Directors.

Mr.     Parsons is the former chief financial officer of Host Marriott Corporation, and brings more than 20 years of hospitality industry experience to the position of independent director for CNL Hospitality Properties, Inc. He began his career with Marriott Corporation in 1981, and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, and was promoted to chief financial officer of Host Marriott in 1995. His responsibilities included all internal and external financial reporting, budgeting and forecasting, internal and external audit work, as well as tax planning and reporting, investor relations and information technology.

“Robert brings a breadth of hotel real estate investment and financial expertise to our board of directors,” said Thomas J. Hutchison III, CEO of CNL Hospitality Properties, Inc. “We look forward to his contribution, as we continue to maximize growth opportunities and expand our portfolio through acquisitions and development.”

Mr.     Parsons received his MBA from Brigham Young University and earned his bachelor’s degree from the same alma mater in Accounting. As a member of the Urban Land Institute, Mr. Parsons has previously served as Chairman of the Hotel Development Council. He currently serves on the National Advisory Council at Brigham Young University.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in investing in quality hotels and resorts. Through partnering with several top-tier lodging companies, CNL Hospitality Properties, Inc. owns interests in a portfolio of 126 hotels with more than 26,000 rooms in 37 states with 19 nationally recognized hotel brands.

-More-

CNL Elects Robert Parsons, Jr. to Board, 2

Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have approximately $8 billion in assets, representing more than 3,000 properties in 49 states. For additional information, please visit www.cnlonline.com.

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